EXHIBIT 23.2
                                                                    ------------

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Semotus Solutions, Inc.
Los Gatos, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-15399) and the Registration Statements on Form S-3 (File Nos. 333-67490, 333-63938, 333-57772 and 333-113179) of our
report dated June 3, 2002, relating to the consolidated financial statements of Semotus Solutions, Inc. and subsidiaries, which appears in this Annual Report on Form 10-K for the year ended March 31, 2004.





/S/ BDO SEIDMAN, LLP
BDO SEIDMAN, LLP

SAN JOSE, CALIFORNIA
JUNE 25, 2004